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                                                                    Exhibit 23.2


After the 1 for 2.55 reverse stock split discussed in Note 2, "Stock Split", to Eprise, Corporation's consolidated financial statements is effected, we expect to be in a position to render the following report.


                                                        /s/ Arthur Andersen LLP
                                                        /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
February 29, 2000

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated December 18, 1997 (except with respect to the disclosure of the issuance of Series A Redeemable Preferred Stock (Note 5) as to which the date is January 28, 1998) on the Company's financial statements as of and for the year ended August 31, 1997 (and to all references to our Firm) included in or made a part of this registration statement.


                                                        /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
January 14, 2000